EXHIBIT 21

                         AVNET, INC. AND SUBSIDIARIES
                          SUBSIDIARIES OF AVNET, INC.


                                                                JURISDICTION
NAME                                                          OF INCORPORATION

AB Avnet EMG which includes seven subsidiaries                    Sweden
Allied Electronics, Inc.                                          Delaware
Avnet, Inc.                                                       Delaware
Avnet Computer Technologies, Inc.                                 Delaware
Avnet Computer Technologies Leasing, Inc.                         Delaware
Avnet CK Electronique                                             France
AVNET E 2000 GmbH elektronische Bauelemente which includes
   five subsidiaries                                              Germany
Avnet Electronic Marketing Group SRL                              Italy
Avnet EMG Ltd. which includes seven subsidiaries                  England
Avnet France, S.A. which includes two subsidiaries                France
Avnet Holding Corporation II                                      Delaware
Avnet Holding Corporation III                                     Delaware
Avnet Holding Germany GmbH                                        Germany
Avnet International (Canada) Ltd. does business as:               Ontario
   Allied Electronics
   Avnet Computer
   Avnet Leasing Center
   Hall-Mark Computer Products
   Hamilton Hallmark
   Time Electronics
Avnet Lyco Limited which includes one subsidiary                  Ireland
Avnet Marketing Services                                          California
Avnet de Mexico, S.A. de C.V.                                     Mexico
Avnet Properties Corporation                                      Delaware
Avnet-Time Limited                                                England
Avnet VSI Electronics (Australia) Pty.                            Australia
Avnet VSI (NZ) Limited                                            New Zealand
Avnet WKK Components Limited                                      Hong Kong
BFI-IBEXSA International, Inc. which includes eight
   subsidiaries                                                   Delaware
Brownell Electro, Inc.                                            New York
Channel Master Communications, Inc.                               Delaware
Channel Master (Holdings) Limited                                 England
Channel Master Satellite Systems, Inc.                            New York
Channel Master (UK) Limited                                       England
Disti Export Trading Corp.                                        Barbados
Optional Systems Resources, Inc.                                  Delaware
Pen-Stock, Inc.                                                   California
setron-Schiffer-Electronik GmbH & Co. KG                          Germany